Third Quarter 2013 Earnings Presentation October 28, 2013 NASDAQ • TRS

Forward-Looking Statements Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation or in the third quarter 2013 earnings release available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks – Third Quarter Results • Record Q3 sales of approximately $356 million – up 6% compared to Q3 2012 – Results from bolt-on acquisitions adding to top-line – Investments in new products and higher growth markets generating results • Q3 2013 income(1) increased 30% and EPS(1) increased 25% • Capital structure enhanced – September equity offering and October refinance provide additional flexibility and cost reduction • Continued investments in short and long-term growth and productivity programs • Track record of successful acquisitions and synergy attainment; robust pipeline of acquisitions • Continued focus on cash flow, working capital and leverage Investing in growth balanced with margin expansion activities. 4 (1) Defined as income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” “Special Items” for each period are provided in the Appendix.

Opening Remarks • Current environment • Industrial – Norris cylinders, Rieke steel products • Energy – drilling still down, refinery turnarounds • Middle class – growing in emerging markets • Aircraft – build rates remain strong • Growth highlights • Product enhancements and rollouts • Geographic expansion and bolt-on acquisitions • Productivity initiatives • Capital and people driven • Capital structure enhancements • Equity offering raises $175 million • New debt structure expanded with lower cost • People • Second Green Belt class • TriMas intranet launched for communication 5 No significant changes in macro environment – we continuously fine-tune strategies to mitigate risks and capture opportunities.

Recent Acquisitions • Located in Ottawa, Kansas • Manufacturer of aerospace fasteners, globally utilized by OEMs, aftermarket repair companies, and commercial and military aircraft producers • Broadens product offering on aircraft • Diversifies distribution channels • Provides flexible manufacturing footprint • Approximate annual revenue of $18 million • Part of the Aerospace and Defense segment • Located in Bangalore, India • Manufacturer of high quality, low cost non-asbestos sheet jointing • Further expands low cost manufacturing for Lamons • Part of the Energy segment Good pipeline of potential acquisitions; approach remains consistent with bolt-ons, clear synergies and fast integration. 6

Financial Highlights

Third Quarter Summary

(Unaudited, dollars in millions, except per share amounts)

(from continuing operations)	Q3 2013	Q3 2012	% Chg
Revenue	$ 355.6	$ 335.9	5.9%
Operating Profit	$ 43.3	$ 36.6	18.3%
Excl. Special Items (1), Operating Profit would have been:	*$ 40.2*	*$ 38.7*	*3.8%*
Excl. Special Items (1), Operating Profit Margin would have been:	*11.3%*	*11.5%*	*-20 bps*
Income	$ 30.0	$ 20.0	50.1%
Income attributable to TriMas Corporation (1)	*$ 28.6*	*$ 18.7*	*53.3%*
Excl. Special Items (1), Income attributable to TriMas Corporation would have been:	*$ 26.0*	*$ 20.1*	*29.5%*
Diluted Earnings Per Share attributable to TriMas Corporation	$ 0.70	$ 0.47	48.9%
Excl. Special Items (1), Diluted Earnings Per Share attributable to TriMas Corporation would have been:	*$ 0.64*	*$ 0.51*	*25.5%*
Free Cash Flow (2)	$ 18.5	$ 10.5	*76.6%*
Total Debt	$ 479.7	$ 430.0	11.6%

- Sales increased 5.9% as compared to Q3 2012 – sales increased in five of six segments
- Operating profit was impacted in the short term positively by the sale of Rieke Italy, and offset by a less favorable product sales mix, growth initiatives, and facility consolidation and relocation projects
- Q3 income[1] and EPS[1] increased 29.5% and 25.5%, respectively, primarily due to higher operating profit and lower interest expense
- Free Cash Flow[2] as expected and well ahead of 2012
- Total Debt, net of cash, was $270.4 million as of September 30, 2013

TRIMAS CORPORATION

(1) Defined as operating profit, excluding "Special Items," and income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

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• Productivity gains offset economics, investments in growth and short-term manufacturing inefficiencies resulting from rapid growth • Price increases essentially offset commodity inflation • Manufacturing inefficiencies from smaller lot sizes and short-cycle changes • Margin decline at Arrow Engine due to lower fixed cost absorption and less favorable product sales mix • Mix will be addressed through synergies identified and Lean implementation • Plan to increase the margins of acquisitions over time ~ -60 Basis Points Operating Profit Margin Bridge: Q3 2012 to Q3 2013 14.5% 13.9% Q3 2012 Q3 2013 Productivity Italy Sale Gain Economics Mix Manufacturing Inefficiencies Engine Business Acquisitions 9 Note: Above reflects operating profit margin excluding Special Items and corporate expenses. “Special Items” and corporate expense for the period are provided in the Appendix.

Enhanced Capital Structure

- September equity offering of 5,175,000 shares of common stock with net proceeds of approximately $175 million (approximately 13% more outstanding shares)
- October refinance further reduces rates, extends maturities and increases financial flexibility – approximately $4 million annual cash interest savings on a pro forma basis
- Moody's upgraded TriMas' credit facility rating
- Substantial support from both existing and new stakeholders

As of 10/16/2013(1)	Amount	Rate	Maturity
Revolving Credit Facility	$250M	LIBOR plus 2.00% (2)	October 2017
Term Loan A	$200M	LIBOR plus 2.00% (2)	October 2017
Term Loan B	$200M	LIBOR plus 2.75% *(LIBOR floor of 1.00%)*	October 2019

Post Refinance(1)	Amount	Rate	Maturity
Revolving Credit Facility	$575M	LIBOR plus 1.625% (3)	October 2018
Term Loan A	$175M	LIBOR plus 1.625% (3)	October 2018

(1) The Company did not refinance Non-U.S. Bank Debt or the A/R Facility during the recent transaction.
(2) Subject to a step-up to LIBOR plus 2.5% or step-down to LIBOR plus 1.5% based on leverage ratio.
(3) Subject to a step-up to LIBOR plus 2.125% of step-down to LIBOR plus 1.375% based on leverage ratio.

As of September 30, 2013, TriMas had $416.0 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TRIMAS CORPORATION

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Segment Highlights

Packaging Q3 2013 Results: • Sales increased primarily as a result of specialty systems product sales gains — Increased demand from North American and European dispensing customers, as well as additional business wins in Asia • European market appears stable, but no signs of improvement • Operating profit(1) and margin increased primarily due to higher sales, ongoing productivity and automation initiatives and gain on sale of business • Sold non-core Italian ring and levers business (dollars in millions) Key Initiatives: • Target specialty dispensing and closure products in higher growth end markets — Beverage, food, nutrition, personal care and pharmaceutical • Increase focus on Asian market and cultivate other geographic opportunities • Further integrate acquisitions into global sales network, while growing margins • Provide solutions focused on customer needs, differentiation and delivery speed • Increase low cost sourcing and leverage flexible manufacturing footprint • Ensure new products continue to have barriers to entry 12 Net Sales $77.2 $82.0 Q3 2012 Q3 2013 6.2% Operating Profit (1) $18.2 $23.4 Q3 2012 Q3 2013 28.3% (1) Excluding “Special Items” for each period which are provided in the Appendix.

Energy (dollars in millions) Q3 2013 Results: • Sales increased as a result of recent bolt-on acquisitions and increased sales generated by international locations • Operating profit and the related margin percentage decreased as the margin impact of higher sales and manufacturing productivity was more than offset by the impact of weaker refinery shutdown activity, which resulted in a less favorable product sales mix shift toward standard gaskets and bolts • Continued investments in branch expansion and bolt-on acquisitions • Acquired Basrur, a manufacturer and distributor of sheet jointing in India during September 2013 Key Initiatives: • Replicate U.S. branch strategy – expand business capabilities with major customers globally • Execute on growth and profitability initiatives in Brazil and other emerging markets • Increase sales of highly-engineered specialty products • Maximize supply chain and drive Lean initiatives to improve margins 13 Net Sales $45.5 $47.7 Q3 2012 Q3 2013 4.9% Operating Profit $3.8 $1.5 Q3 2012 Q3 2013 -61.6%

Aerospace & Defense Key Initiatives: • Expand aerospace fastener product lines to increase content and applications • Leverage positive end market trends of composite aircraft and robotic assembly • Capture incremental opportunities in emerging markets • Drive ongoing Lean initiatives to lower working capital and reduce costs • Continue to integrate Martinic Engineering and Mac Fasteners; consider other complementary bolt-on acquisitions • Manage existing defense contracts (dollars in millions) Q3 2013 Results: • Sales increased in the aerospace business primarily as a result of the acquisition of Martinic Engineering during Q1, which expands our content on aircraft, and higher blind bolt sales • Operating profit was flat, while the related margin percentage decreased, due to higher SG&A in support of growth initiatives, as well as new equipment and plant ramp-up costs in the aerospace business • Aircraft frame manufacturers continue to ramp-up build rates with growth in backlog and reductions in past due orders • Acquired Mac Fasteners, a leading manufacturer of aerospace fasteners, in October 2013 14 Net Sales $20.8 $26.5 Q3 2012 Q3 2013 27.5% Operating Profit $6.0 $6.1 Q3 2012 Q3 2013 0.5%

Engineered Components (dollars in millions) Key Initiatives: • Expand complementary product lines at well-sites and grow compression products – product diversification decreases cyclicality • Grow products to support the shift toward increased use of natural gas and production in shale formations • Expand cylinder business into new markets and applications • Continue to expand product offering and geographies • Continue to improve working capital turnover Q3 2013 Results: • Sales of engines, compressors and other well-site content decreased due to reduced levels of drilling and well completions • Sales of industrial cylinders increased primarily due to market share gains, both domestically and internationally, as well as new products • Operating profit and related margin declined due to decreased sales levels and lower fixed cost absorption in the engine business, partially offset by improvements in the industrial cylinder business 15 Net Sales $51.9 $47.5 Q3 2012 Q3 2013 -8.4% Operating Profit $6.3 $2.9 Q3 2012 Q3 2013 -54.7%

Cequent (APEA & Americas)



REESE





(dollars in millions)

Net Sales



$140.5
$151.9
8.1%
Q3 2012
Q3 2013

	Q3 2012	Q3 2013
APEA	$37.5	$41.0
Americas	$103.0	$110.9

Operating Profit[1]



$14.5
$15.8
9.0%
Q3 2012
Q3 2013

	Q3 2012	Q3 2013
APEA	$4.6	$3.6
Americas	$9.9	$12.2

Q3 2013 Results:

- Sales in Americas increased primarily due to higher sales within the automotive OE and retail channels
- Americas operating profit and margin[1] increased as a result of the higher sales
- APEA sales increased due to the acquisitions of C.P. Witter and the towing assets of AL-KO
- APEA operating profit and margin[1] decreased as profit from higher sales volumes was offset by additional costs related to the acquisitions and less favorable product sales mix

Key Initiatives:

- Globalize full product line and strong brands for market share and cross-selling
- Expand sales in new growing geographies and support global customer needs
- Manage utilization of flexible manufacturing footprint in Thailand and Mexico
- Integrate opportunistic, bolt-on acquisitions to capture synergies and support global customers
- Utilize Lean to continue to reduce fixed costs and simplify the businesses for better customer service and operating effectiveness
- Continue to reduce working capital requirements

(1) Excluding "Special Items" for each period which are provided in the Appendix.

TRIMAS CORPORATION

HIGHLAND Wesbar REESE TRAIL COM Bargman. PARKSIDE TRAILBOSS HARPER WITTER kovil DRAW-TITE TEKONSHA REESE FULTON HIDDEN HITCH ROLA Fulton ENGETRAN

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YTD 2013 Summary • Continuous improvement on all fronts • Further enhancement of capital structure positions TriMas for future sales and earnings growth • Seven bolt-on acquisitions through September YTD – future synergies will deliver improved profitability and growth • Generated record EPS • Continuous productivity initiatives fund investments for long-term growth • Continued focus on margins, cash flow, working capital and leverage Continue momentum to drive positive results. 17

Outlook and Summary

2013 Outlook Outlook as of 2/26/13, 4/25/13 and 7/25/13 Outlook as of 10/28/13 Comments Sales Growth 6% to 8% 8% to 10% Packaging, Aerospace and Cequent volumes increased partially offset by Rieke Italy sale Earnings Per Share, diluted(1) $2.15 to $2.25 $2.15 to $2.25 $2.05 to $2.15 $2.10 to $2.15 Midpoint represents a more than 19% increase as compared to 2012 2013 impact of increased share count and Rieke Italy sale (approximately $0.10) Current EPS Outlook Free Cash Flow(2) $40 to $50 million $40 to $50 million YTD ahead of 2012; seasonal FCF generation (1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” (2) Defined as Cash Flow from Operating Activities less Capital Expenditures. 2013 outlook in line with our strategic aspirations, while effectively investing in future growth and productivity. 19

2014 Drivers Consistent focus – On track to meet/exceed Strategic Aspirations. Strategic Aspirations •Generate high single-digit top- line growth • Invest in growing end markets through new products, global expansion and acquisitions • Drive 3% to 5% total gross cost productivity gains annually - utilize savings to fund growth •Grow earnings faster than revenue growth •Optimize capital structure • Strive to be a great place to work Tailwinds •Most global economies improving • Aircraft build rates, U.S. energy production, middle class consumer demand and emerging markets improving •New product pipeline •Robust strategic/opportunistic acquisition pipeline • Several new, lower cost plants on-line and ramping up • Strong balance sheet •Acquisition integrations yielding margin improvement •Productivity projects for margin improvement • Investment in SIOP, systems and Green Belts Headwinds •1-2% economic growth causes short-term changes •U.S. government uncertainty •U.S. oil/gas drilling levels uncertain •Currency and wage inflation in China, Thailand and Mexico 20

Questions & Answers

Appendix

YTD 2013 Summary

(Unaudited, dollars in millions, except per share amounts)

(from continuing operations)	Q3 YTD 2013	Q3 YTD 2012	% Chg
Revenue	$ 1,071.4	$ 971.9	10.2%
Operating Profit	$ 108.7	$ 108.5	0.1%
Excl. Special Items (1), Operating Profit would have been:	*$ 113.3*	*$ 115.3*	*-1.7%*
Excl. Special Items (1), Operating Profit margin would have been:	*10.6%*	*11.9%*	*-130 bps*
Income	$ 71.1	$ 49.4	44.0%
Income attributable to TriMas Corporation (1)	*$ 68.0*	*$ 47.8*	*42.2%*
Excl. Special Items (1), Income attributable to TriMas Corporation would have been:	*$ 71.0*	*$ 56.7*	*25.1%*
Diluted earnings per share, attributable to TriMas Corporation	$ 1.70	$ 1.28	32.8%
Excl. Special Items (1), diluted earnings per share attributable to TriMas Corporation would have been:	*$ 1.77*	*$ 1.52*	*16.4%*
Free Cash Flow (2)	$ 6.1	$ (21.0)	*fav*
Debt	$ 479.7	$ 430.0	11.6%

- Sales increased 10.2% as compared to YTD 2013 – sales increased in five of six segments
  - Investments in bolt-on acquisitions, new products and geographic expansion driving positive results
- Productivity efforts contributed to funding growth initiatives
- Operating profit was negatively impacted by acquisition-related costs, and costs related to facility consolidation and relocation projects
- Income(1) and EPS(1) increased 25.1% and 16.4%, respectively, while absorbing costs related to acquisitions and taking into account higher weighted average shares compared to YTD 2012
- Lower interest expense and a reduced tax rate had a positive effect
- Free Cash Flow(2) and debt levels as expected

TRIMAS CORPORATION

(1) Defined as operating profit, excluding "Special Items," and income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

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Condensed Consolidated Balance Sheet

(Unaudited, dollars in thousands)

	September 30, 2013	December 31, 2012
Assets		
Current assets:		
Cash and cash equivalents	$ 209,350	$ 20,580
Receivables, net	201,110	150,390
Inventories	249,630	238,020
Deferred income taxes	17,690	18,270
Prepaid expenses and other current assets	17,960	10,530
Total current assets	695,740	437,790
Property and equipment, net	206,730	185,030
Goodwill	290,270	270,940
Other intangibles, net	200,310	206,160
Other assets	39,270	31,040
Total assets	$ 1,432,320	$ 1,130,960
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 21,600	$ 14,370
Accounts payable	152,460	158,410
Accrued liabilities	83,090	74,420
Total current liabilities	257,150	247,200
Long-term debt	458,140	408,070
Deferred income taxes	63,310	60,370
Other long-term liabilities	80,940	84,960
Total liabilities	859,540	800,600
Redeemable noncontrolling interests	27,960	26,780
Total shareholders' equity	544,820	303,580
Total liabilities and shareholders' equity	$ 1,432,320	$ 1,130,960

TRIMAS CORPORATION

24

Capitalization

(Unaudited, dollars in thousands)

	September 30, 2013	December 31, 2012
Cash and Cash Equivalents	$ 209,350	$ 20,580
Credit Agreement	413,720	399,500
Receivables facility and other	66,020	22,940
	479,740	422,440
Total Debt	$ 479,740	$ 422,440
Key Ratios:		
Bank LTM EBITDA	$ 199,670	$ 191,710
Interest Coverage Ratio	9.82 x	5.68 x
Leverage Ratio	2.47 x	2.30 x
Bank Covenants:		
Minimum Interest Coverage Ratio	*3.00 x*	*3.00 x*
Maximum Leverage Ratio	*3.50 x*	*3.50 x*

As of September 30, 2013, TriMas had $416.0 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TRIMAS CORPORATION

25

Consolidated Statement of Income

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended September 30, 2013	Three months ended September 30, 2012	Nine months ended September 30, 2013	Nine months ended September 30, 2012
Net sales	$ 355,620	$ 335,870	$ 1,071,430	$ 971,870
Cost of sales	(261,470)	(245,730)	(790,570)	(706,930)
Gross profit	94,150	90,140	280,860	264,940
Selling, general and administrative expenses	(61,220)	(53,550)	(182,540)	(156,730)
Net gain on dispositions of property and equipment	10,360	10	10,350	330
Operating profit	43,290	36,600	108,670	108,540
Other expense, net:				
Interest expense	(5,570)	(9,450)	(16,320)	(30,420)
Debt extinguishment costs	-	-	-	(6,560)
Other income (expense), net	2,290	140	360	(2,410)
Other expense, net	(3,280)	(9,310)	(15,960)	(39,390)
Income from continuing operations before income tax expense	40,010	27,290	92,710	69,150
Income tax expense	(10,060)	(7,330)	(21,620)	(19,770)
Income from continuing operations	29,950	19,960	71,090	49,380
Income from discontinued operations, net of income tax expense	-	-	700	-
Net income	29,950	19,960	71,790	49,380
Less: Net income attributable to noncontrolling interests	1,320	1,290	3,090	1,560
Net income attributable to TriMas Corporation	$ 28,630	$ 18,670	$ 68,700	$ 47,820
Earnings per share attributable to TriMas Corporation - basic:				
Continuing operations	$ 0.71	$ 0.48	$ 1.71	$ 1.29
Discontinued operations	-	-	0.02	-
Net income per share	$ 0.71	$ 0.48	$ 1.73	$ 1.29
Weighted average common shares - basic	40,345,828	39,045,282	39,668,693	36,994,192
Earnings per share attributable to TriMas Corporation - diluted:				
Continuing operations	$ 0.70	$ 0.47	$ 1.70	$ 1.28
Discontinued operations	-	-	0.02	-
Net income per share	$ 0.70	$ 0.47	$ 1.72	$ 1.28
Weighted average common shares - diluted	40,746,503	39,508,503	40,029,425	37,379,292

TRIMAS CORPORATION

26

Consolidated Statement of Cash Flow

(Unaudited, dollars in thousands)

	Nine months ended September 30, 2013	2012
Cash Flows from Operating Activities:		
Net income	$ 71,790	$ 49,380
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition impact:		
Gain on dispositions of property and equipment	(10,350)	(330)
Bargain purchase gain	(2,880)	-
Depreciation	22,190	18,990
Amortization of intangible assets	14,420	14,460
Amortization of debt issue costs	1,310	2,240
Deferred income taxes	(3,180)	(3,480)
Debt extinguishment costs	-	6,560
Non-cash compensation expense	7,110	6,640
Excess tax benefits from stock based compensation	(1,280)	(2,310)
Increase in receivables	(48,560)	(38,750)
(Increase) decrease in inventories	1,800	(31,440)
Increase in prepaid expenses and other assets	(7,100)	(600)
Decrease in accounts payable and accrued liabilities	(4,280)	(6,130)
Other, net	290	170
Net cash provided by operating activities, net of acquisition impact	41,280	15,400
Cash Flows from Investing Activities:		
Capital expenditures	(35,150)	(36,440)
Acquisition of businesses, net of cash acquired	(56,000)	(84,600)
Net proceeds from disposition of assets	10,720	2,950
Net cash used for investing activities	(80,430)	(118,090)
Cash Flows from Financing Activities:		
Proceeds from sale of common stock in connection with the Company's equity offering, net of issuance costs	174,720	79,040
Proceeds from borrowings on term loan facilities	150,090	140,370
Repayments of borrowings on term loan facilities	(151,710)	(130,850)
Proceeds from borrowings on revolving credit and accounts receivable facilities	632,740	555,300
Repayments of borrowings on revolving credit and accounts receivable facilities	(575,730)	(555,300)
Repurchase of 9¾% senior secured notes	-	(50,000)
Senior secured notes redemption premium and debt financing fees	-	(4,880)
Distributions to noncontrolling interests	(1,910)	(820)
Proceeds from contingent consideration related to disposition of businesses	1,030	-
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(3,930)	(990)
Proceeds from exercise of stock options	1,340	5,680
Excess tax benefits from stock based compensation	1,280	2,310
Net cash provided by financing activities	227,920	39,860
Cash and Cash Equivalents:		
Increase (decrease) for the period	188,770	(62,830)
At beginning of period	20,580	88,920
At end of period	$ 209,350	$ 26,090
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 12,610	$ 20,990
Cash paid for taxes	$ 29,880	$ 23,000

TRIMAS CORPORATION

27

Company and Business Segment Financial Information

(Unaudited, dollars in thousands)

	Three months ended September 30, 2013	Three months ended September 30, 2012	Nine months ended September 30, 2013	Nine months ended September 30, 2012
Packaging				
Net sales	$ 82,010	$ 77,240	$ 235,000	$ 202,250
Operating profit	$ 31,320	$ 18,240	$ 65,550	$ 44,700
Special Items to consider in evaluating operating profit:				
- Release of historical translation adjustment related to the sale of Italian business	$ (7,910)	$ -	$ (7,910)	$ -
Excluding Special Items, operating profit would have been	$ 23,410	$ 18,240	$ 57,640	$ 44,700
Energy				
Net sales	$ 47,680	$ 45,460	$ 161,420	$ 143,220
Operating profit	$ 1,450	$ 3,780	$ 12,530	$ 14,520
Aerospace & Defense				
Net sales	$ 26,540	$ 20,810	$ 71,250	$ 58,000
Operating profit	$ 6,060	$ 6,030	$ 15,330	$ 15,710
Engineered Components				
Net sales	$ 47,540	$ 51,880	$ 143,830	$ 154,180
Operating profit	$ 2,860	$ 6,310	$ 14,450	$ 22,620
Cequent APEA				
Net sales	$ 40,950	$ 37,480	$ 111,330	$ 94,230
Operating profit	$ 3,570	$ 3,950	$ 9,300	$ 9,000
Special Items to consider in evaluating operating profit:				
- Severance and business restructuring costs	$ -	$ 600	$ -	$ 2,880
Excluding Special Items, operating profit would have been	$ 3,570	$ 4,550	$ 9,300	$ 11,880
Cequent Americas				
Net sales	$ 110,900	$ 103,000	$ 348,600	$ 319,990
Operating profit	$ 7,440	$ 8,430	$ 21,030	$ 28,090
Special Items to consider in evaluating operating profit:				
- Severance and business restructuring costs	$ 4,780	$ 1,500	$ 12,570	$ 3,840
Excluding Special Items, operating profit would have been	$ 12,220	$ 9,930	$ 33,600	$ 31,930
Corporate Expenses				
Operating loss	$ (9,410)	$ (10,140)	$ (29,520)	$ (26,100)
Total Company				
Net sales	$ 355,620	$ 335,870	$ 1,071,430	$ 971,870
Operating profit	$ 43,290	$ 36,600	$ 108,670	$ 108,540
Total Special Items to consider in evaluating operating profit	$ (3,130)	$ 2,100	$ 4,660	$ 6,720
Excluding Special Items, operating profit would have been	$ 40,160	$ 38,700	$ 113,330	$ 115,260

TRIMAS CORPORATION

28

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended September 30, 2013	Three months ended September 30, 2012	Nine months ended September 30, 2013	Nine months ended September 30, 2012
Income from continuing operations, as reported	$ 29,950	$ 19,960	$ 71,090	$ 49,380
Less: Net income attributable to noncontrolling interests	1,320	1,290	3,090	1,560
Income from continuing operations attributable to TriMas Corporation	28,630	18,670	68,000	47,820
After-tax impact of Special Items to consider in evaluating quality of income from continuing operations:				
Release of historical translation adjustment related to the sale of Italian business	(7,910)	-	(7,910)	-
Severance and business restructuring costs	3,100	1,420	8,690	4,520
Tax restructuring	2,200	-	2,200	-
Debt extinguishment costs	-	-	-	4,400
Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been	$ 26,020	$ 20,090	$ 70,980	$ 56,740

	Three months ended September 30, 2013	Three months ended September 30, 2012	Nine months ended September 30, 2013	Nine months ended September 30, 2012
Diluted earnings per share from continuing operations attributable to TriMas Corporation, as reported	$ 0.70	$ 0.47	$ 1.70	$ 1.28
After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:				
Release of historical translation adjustment related to the sale of Italian business	(0.19)	-	(0.20)	-
Severance and business restructuring costs	0.08	0.04	0.22	0.12
Tax restructuring	0.05	-	0.05	-
Debt extinguishment costs	-	-	-	0.12
Excluding Special Items, EPS from continuing operations would have been	$ 0.64	$ 0.51	$ 1.77	$ 1.52
Weighted-average shares outstanding for the three and six months ended June 30, 2013 and 2012	40,746,503	39,508,503	40,029,425	37,379,292

	Three months ended September 30, 2013	Three months ended September 30, 2012	Nine months ended September 30, 2013	Nine months ended September 30, 2012
Operating profit (excluding Special Items)	$ 40,160	$ 38,700	$ 113,330	$ 115,260
Corporate expenses	9,410	10,140	29,520	26,100
Segment operating profit (excluding Special Items)	$ 49,570	$ 48,840	$ 142,850	$ 141,360
Segment operating profit margin (excluding Special Items)	13.9%	14.5%	13.3%	14.5%

TRIMAS CORPORATION

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LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Net income attributable to TriMas Corporation for the twelve months ended September 30, 2013	$	54,760
Net income attributable to partially-owned subsidiaries		3,940
Interest expense, net (as defined)		21,700
Income tax expense		7,820
Depreciation and amortization		48,040
Non-cash compensation expense		9,750
Other non-cash expenses or losses		3,020
Non-recurring expenses or costs in connection with acquisition integration		450
Debt extinguishment costs		40,250
Non-recurring expenses or costs for cost saving projects		15,280
Permitted dispositions		(1,940)
Permitted acquisitions		2,180
EBITDA of partially-owned subsidiaries attributable to noncontrolling interest		(5,580)
Bank EBITDA - LTM Ended September 30, 2013 [(1)]	$	199,670

[(1)] As defined in the Credit Agreement dated October 11, 2012.

TRIMAS CORPORATION

30